Contract of Permission for Operating Business
                    Selling Souvenirs and Miscellaneous Items
                         at Domestic Passengers Terminal
                          Bangkok International Airport


                                                          Contract No. 6-06/2542


This contract is made at the Airports Authority of Thailand on 18 February 1999 between the Airports Authority of Thailand, represented by Flight Lieutenant Pradit Mongkonapiban, Deputy Managing Director, Acting Managing Director of the Airports Authority of Thailand, hereinafter called "AAT" of one part, and King Power Tax Free Co., Ltd., registered as a juristic person Company Limited under the Civil and Commercial Code, with the head office at 26th-27th Floors, Siam Tower, 989 Rama I Road, Pathum Wan Sub-district, Pathum Wan District, Bangkok Metropolis, represented by Mr. Viratana Suntaranond, the person empowered to enter juristic act binding King Power Tax Free Co., Ltd. according to the Certificate No. Phor.Hor. 0013853 dated 17 December 1998 issued by the Office of Partnership/Company Registration, Bangkok Metropolis, hereinafter called the "Operator" of the other part.

Whereas AAT is desirous of having a business  operation  selling  souvenirs  and
miscellaneous   items  at  the  Domestic   Passengers   Terminal,   the  Bangkok
International Airport

and the Operator is competent and desirous of operating the said business.

Therefore, AAT and the Operator agree to enter into a contract, as follows :

1.       Business Operation

         AAT agrees to grant a permission and the Operator agrees to receive the permission for operating business of selling souvenirs and miscellaneous items to the passengers and service users at the Domestic Passengers Terminal, the Bangkok International Airport, from 1 February 1999 to 17 March 2000.

2.       Fee, Remuneration, Taxes/Duties, Other Expenses and Method of Payment

         2.1 The Operator agrees to pay a fee for entering into this contract and remuneration for receiving permission for operating business of selling souvenirs and miscellaneous items under this contract to AAT, as follows:

                  2.1.1 Fee for entering into this contract, Baht 1,945.00 (One Thousand Nine Hundred Forty-Five Baht Only) not including the value added tax.

                  2.1.2 Regarding the remuneration for receiving permission for operating business of selling souvenirs and miscellaneous items under this contract, the Operator agrees to make monthly payment to AAT in advance by the 5th of every month at Baht 1,010,000.00 (One
                          Million and Ten Thousand Baht Only). The said remuneration does not include the value added tax that the Operator has a duty to pay at the rate stipulated by law.

         2.2 The Operator shall be responsible for payment of the taxes and/or other expenses incurred from the business operation under this contract at the rates stipulated by law and/or set forth in directives of AAT.

         2.3 All payment under this contract shall be made to Finance Division, Finance Department, of AAT. After the Operator has made payment to AAT, a receipt shall be issued to the Operator as evidence. The receipt shall have the signatures of the Director, Finance Division, Finance Department, of AAT or the designated person, jointly with the cashier of Finance Division, Finance Department, of AAT or the designated person who must be a financial staff of AAT.

                  If the Operator is in default of any payment to AAT under this contract, the Operator consents to pay penalty to AAT at a rate of 1.5 percent (one point five) per month of the outstanding amount. A fraction of month shall be counted as one month.

                  The Operator agrees that this clause is a separate part and it shall not impair AAT's right to terminate this contract and claim for damages.

3.       Duties and Responsibilities of the Operator

         3.1 In operating the business under this contract, the Operator agrees to invest in decoration of the premises which shall be attractive and modern as well as acquiring articles and equipment at the Operator's own expense.

         3.2 The Operator shall not transfer the business under this contract or permit a third party to operate the business, either in part or in whole, unless a written permission has been obtained from AAT first. Though having obtained the permission from AAT, the Operator remains to be liable to the business operation under this contract.

         3.3 The Operator shall operate the business under this contract with expertise, caution and competence in accordance with the standards of this type of business, whereby the Operator shall take into consideration AAT's reputation and image.

         3.4 The Operator shall not use the word "Airports Authority of Thailand," "AAT" or other word concerning with AAT or the logo of the Airports Authority of Thailand as trading name, characteristics or logo of the Operator's business or juristic person name, to such an extent that others would think that it is the business of AAT.

         3.5 The Operator must sell every item of merchandise at the same price and quality as those being sold in the same type of shops located in the leading department stores in the Bangkok area.

                  If AAT finds that the Operator is selling overpriced merchandise than stipulated under this clause, a daily fine shall be imposed at 100 times of the overpriced merchandise, from the date of discovery to the date on which the selling price shall be adjusted to the same as those being sold in the same type of shops located in the leading department stores in the Bangkok area. If the Operator fails to take corrective action and AAT has issued three written warnings, AAT reserves the right to immediately terminate this contract. Thereby, the Operator shall not sue AAT for damages.

         3.6 The Operator shall have selling price tags visibly displayed and in Baht only.

         3.7 In case the Operator receives payment in foreign currencies, the prevalent daily exchange rates of the bank in the Domestic Passengers Terminal shall apply accordingly. The currencies exchange rates shall be visibly displayed.

         3.8 The Operator shall submit written price lists of the merchandise to AAT 15 days before opening the business. The Operator shall notify AAT in writing of any change of the merchandise item or price on every occasion.

         3.9 Should there be any complaint regarding price or quality of merchandise, AAT reserves the right to order the Operator to adjust the price and improve the quality as deemed appropriate. In this respect, AAT's decision shall be final.

         3.10 If the Operator has other income, in terms of advertisement, such advertisement must concern the merchandise being sold in the shop only and a written permission must be obtained from AAT first.

         3.11 AAT reserves the right to specify the types of merchandise or notify the Operator to refrain from selling the types of merchandise AAT deems inappropriate, with which the Operator shall strictly comply.

         3.12 The Operator shall open the business selling the merchandise under this contract on daily basis - close of business on any day is not permitted. The business hours for selling souvenirs and miscellaneous items shall be at least 06.00 - 24.00 hrs. daily.

                  If the Operator wishes to change the business hours, a written permission must be obtained from AAT on every occasion.

         3.13 The Operator must have seasonal merchandise available as informed by AAT from time to time.

         3.14 The souvenirs and miscellaneous items shall be made in Thailand products, or those made abroad with permission for sale in Thailand. Their quality must be as good as the same types of souvenirs and miscellaneous being sold in the leading department stores of Thailand.

         3.15 The prohibited merchandise in the premises are illegal souvenirs and miscellaneous items, souvenirs and miscellaneous items not being allowed for hand carry onto an airplane, food, snack and all kinds of drink, including alcoholic beverages.

         3.16 The Operator shall arrange to have compact boxes or packages for containing souvenirs and miscellaneous items which are suitable for hand carry onto an airplane.

         3.17 The Operator shall not place any advertising board in the premises, unless a written permission has been obtained from AAT.

         3.18 The Operator shall oversee that every staff and employee wearing the uniform with name tag as endorsed by AAT, and that they strictly comply with the regulations, directives and instructions of AAT. In case of any violation, the Operator consents AAT to proceed as deemed appropriate.

         3.19 In operating the business under this contract, if any damage occurred to the property or reputation of AAT by any act of the Operator or that of the person whom the Operator has appointed, assigned, hired or requested to perform any task, the Operator shall be responsible for compensation of such damage.

         3.20 The Operator shall facilitate AAT staff members, who have been appointed and assigned to oversee the Operator's business under this contract, to inspect the premises, merchandise, selling prices and the relevant documents, including auditing of the Operator's books of accounts.

         3.21 The Operator shall comply with the provisions of the existing and future laws governing this type of business operation.

         3.22 AAT reserves the right to add conditions to the contract and/or amend this contract where it is deemed beneficial to AAT without having to give an advance notice, with which the Operator shall comply.

         3.23 The Operator shall be responsible and compensate for all damages occurred in the Bangkok International Airport due to the Operator's business in the Bangkok International Airport as well as indemnity for lack of income to AAT.

4.       Performance Guarantee

         In entering into this contract, the Operator has submitted the Letter of Guarantee No. L 42-0080 dated 1 February 1999, issued by Bangkok
         Metropolitan Bank Public Company Limited, for Baht 6,666,000.00 (Six Million Six Hundred Sixty-Six Thousand Baht Only) to AAT as performance guarantee. AAT shall return the said Letter of Guarantee after the Operator has been relieved from all obligations under this contract.

5.       Termination of Contract

         5.1 During validity, if AAT wishes to terminate this contract prior to the expiration date prescribed in Clause 1, AAT is entitled to do so; provided that a written notice must be given to the Operator at least 30 days in advance. Thereby, the Operator agrees not to sue or claim for indemnity from AAT.

                  In case the Operator wishes to terminate this contract prior to the expiration date prescribed in Clause 1, the Operator is entitled to do so; provided that a written notice must be given to AAT at least 90 days in advance and that the Operator has no outstanding payment to AAT.

         5.2 If there is any reasonable grounds to believe that the Operator shall not be able to operate the business successfully, or the Operator is in breach of any clause herein, AAT is entitled to terminate this contract and permit a third party to operate the business under this contract thereafter; thereby the Operator shall be subject to indemnity to AAT as well.

         5.3 Each of every clause of this contract is deemed essential. If it appears that the Operator acts or omits to act in violation of or non-compliance with any clause of this contract, or becomes bankrupted, AAT is entitled to immediately terminate this contract, claim for indemnity and forfeit the performance guarantee.

This contract is made in duplicated copies. Both parties, having read and understood it entirely, hereunder sign their names and affix seal (if any) in the presence of witnesses and each retaining one copy.




                   AAT                                 The Operator
                   ---                                 ------------

               - signed -                               - signed -
(Flight Lieutenant Pradit Mongkonapiban)        (Mr. Viratana Suntaranond)
                                         (Seal of King Power Tax Free Co., Ltd.)


                 Witness                                  Witness
                 -------                                  -------

               - signed -                               - signed -
           (Mr. Krit Phakakit)               (Miss Sarinthon Chongchaidejwong)

                BANGKOK METROPOLITAN BANK PUBLIC COMPANY LIMITED
                  No. 2, Chaloem Khet 4 Rd., Bangkok Metropolis
                              Tel. 2230561, 2259999
                                                               L/G No. L 42-0080
                               Letter of Guarantee

                                                             1 February 1999

We, Bangkok Metropolitan Bank Public Company Limited, with offices at 2 Chalerm Khet 4 Road, Thepsirin Sub-district, Pom Prap Sattru Phai District, Bangkok Metropolis, issue this Letter of Guarantee to the Airports Authority of Thailand, as follows :

1. Whereas King Power Tax Free Co., Ltd. has received a permission to operate the business of selling souvenirs and miscellaneous items at the Domestic Passengers Terminal, Bangkok International Airport, according to the Contract No. 6-06/2542 entered with the Airports Authority of Thailand, and a Letter of Guarantee is required as performance guarantee for an amount of Baht 6,666,000.00 (Six Million Six Hundred Sixty-Six Thousand Baht Only).

2. By means of this letter, Bangkok Metropolitan Bank Public Company Limited, guarantee that if King Power Tax Free Co., Ltd. fails to comply with the contract or is in breach of any clause of the said contract, thereby the Airports Authority of Thailand is entitled to impose fines to and/or claim for indemnity from King Power Tax Free Co., Ltd., Bangkok Metropolitan Bank Public Company Limited shall pay an amount not exceeding Baht 6,666,000.00 (Six Million Six Hundred Sixty-Six Thousand Baht Only) to the Airports Authority of Thailand on behalf of King Power Tax Free Co., Ltd.

This Letter of Guarantee is valid from 29 January 1999 to 28 July 2000, after which Bangkok Metropolitan Bank Public Company Limited shall be relieved from the responsibility or obligation as indicated herein. As evidence of this guarantee, Bangkok Metropolitan Bank Public Company Limited hereunder sign our names in the presence of witnesses.

              For Bangkok Metropolitan Bank Public Company Limited


              - signed -         Guarantor             - signed -      Guarantor
     (Mr. Pongcharoen Sanguansak)               (Miss Nipapan  Ekintumat)
Director, Dept and Security Department          Deputy Director, Dept and
                                                   Security Department

              - signed -          Witness              - signed -       Witness
      (Mr. Sontaya  Sakonwaree)                 (Mr. Prapat Ungcharoen)